Sub-item 102P1(e)

Amended and Restated Schedule A to the Investment Advisory Agreement between Registrant and First Investors Management Company, Inc. is incorporated by reference to Post-Effective Amendment No. 44 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on August 1, 2012, Accession No. 0000898432-12-000861.

The Subadvisory Agreement by and among First Investors Management Company, Inc., Brandywine Global Investment Management, LLC, the Registrant and First Investors Life Series Funds, made as of August 1, 2012, is incorporated by reference to Post-Effective Amendment No. 44 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on August 1, 2012, Accession No. 0000898432-12-000861.

The Expense Limitation Agreement between First Investors Management Company, Inc. and the Registrant, made as of August 1, 2012, is incorporated by reference to Post-Effective Amendment No. 44 to the Registrant's Registration Statement on Form N-1A, filed with the Securities and Exchange Commission on August 1, 2012, Accession No. 0000898432-12-000861.